Exhibit (g)(6)

                        FOREIGN CUSTODY MANAGER AGREEMENT

     AGREEMENT made as of July 2, 2001 between Westcore Trust (the "Fund") and The Bank of New York ("BNY").

                                   WITNESSETH:

     WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

     WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

     NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

     2. "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

     3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of
     Article III of this Agreement.

     4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

     5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

     6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to The Bank of New York as custodian (the "Custodian") under its Custody Agreement with the Fund.
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                        BNY AS A FOREIGN CUSTODY MANAGER

     1. The Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

     2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets (as defined in the Rule) would exercise.

     3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                RESPONSIBILITIES

     1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; (e) advise the Fund

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     whenever BNY determines under the Monitoring System that an arrangement
     (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule; and (f) determine that the Fund may, without penalty of any kind, withdraw its assets from the Eligible Foreign Custodian and cease to place its assets with such Eligible Foreign Custodian as soon as reasonably practicable following a determination by the Fund that the arrangement with such Eligible Foreign Custodian no longer meets the requirements of the Rule.

     2. For purposes of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

                                 REPRESENTATIONS

     1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

     2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; (c) BNY has established the Monitoring System; and (d) BNY is a U.S. Bank as defined in the Rule.

                                 CONCERNING BNY

     1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

     2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arise out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

     3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

     4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  MISCELLANEOUS

     1. This Agreement constitutes the entire agreement between the Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 3700 Seventeenth Street, Suite 3100, Denver, Colorado 80202 or at such other place as the Fund may from time to time designate in writing.

     4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in

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
     any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

     5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

     6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

     7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

     9. The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 which is hereby referred to and a copy of which is on file at the office of State Secretary of the Commonwealth of Massachusetts and the principal office of the Company. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, shareholders, or representatives of the Fund are not made personally, but in such capacities, and bind only the Fund's property, and all persons dealing with any class of shares of the Fund must look solely to the Fund's property belonging to such class for the enforcement of any claims against the Fund.

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     IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                        WESTCORE TRUST

                                        By: /s/ Jasper R. Frontz

                                        Name: Jasper R. Frontz

                                        Title: Treasurer

                                        Tax Identification No.:


                                        THE BANK OF NEW YORK

                                        By: /s/ Edward G. McGann

                                        Name: Edward G. McGann

                                        Title: Vice President

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                                   SCHEDULE I

                               SPECIFIED COUNTRIES

COUNTRY/
MARKET                  SUBCUSTODIAN(S)
------                  ---------------
ARGENTINA               Banco Rio de la Plata
AUSTRALIA               National Australia Bank Ltd.
AUSTRIA                 Bank Austria AG
BAHRAIN                 HSBC Bank Middle East
BANGLADESH              Standard Chartered Bank
BELGIUM                 Banque Bruxelles Lambert
BENIN                   Societe Generale de Banques en Cote d'Ivoire
BERMUDA                 Bank of Bermuda Limited
BOLIVIA                 Citibank, N.A.
BOTSWANA                Barclays Bank of Botswana Ltd.
BRAZIL                  BankBoston, N.A.
BULGARIA                ING Bank
BURKINA FASO            Societe Generale de Banques en Cote d'Ivoire
CANADA                  Royal Bank of Canada
CHILE                   BankBoston, N.A.
CHINA                   Standard Chartered Bank
COLOMBIA                Cititrust Colombia S.A.
COSTA RICA              Banco BCT
CROATIA                 Privredna Banka Zagreb d.d.
CYPRUS                  Bank of Cyprus
CZECH REPUBLIC          Ceskoslovenska Obchodni Banka A.S.
DENMARK                 Den Danske Bank
ECUADOR                 Citibank, N.A.
EGYPT                   Citibank, N.A.
ESTONIA                 Hansabank Limited
EUROMARKET              Clearstream
EUROMARKET              Euroclear
FINLAND                 Merita Bank plc
FRANCE                  BNP Paribas / Credit Agricole Indosuez
GERMANY                 Dresdner Bank AG
GHANA                   Barclays Bank of Ghana Ltd.
GREECE                  BNP Paribas Securities Services
GUINEA BISSAU           Societe Generale de Banques en Cote d'Ivoire
HONG KONG               HSBC
HUNGARY                 Citibank Budapest Rt.
ICELAND                 Landsbanki Islands
INDIA                   HSBC / Deutsche Bank AG
INDONESIA               HSBC
IRELAND                 Allied Irish Banks, plc
ISRAEL                  Bank Leumi LE - Israel B.M.
ITALY                   IntesaBCI S.p.A./ BNP Paribas Securities Services
IVORY COAST             Societe Generale - Abidjan
JAMAICA                 CIBC Trust & Merchant Bank Jamaica Ltd.
JAPAN                   The Bank of Tokyo-Mitsubishi Limited/
                        The Fuji Bank, Limited
                        HSBC Bank Middle East
KAZAKHSTAN              ABN/AMRO
KENYA                   Barclays Bank of Kenya Ltd.
LATVIA                  Hansabanka Limited
LEBANON                 HSBC Bank Middle East
LITHUANIA               Vilniaus Bankas
LUXEMBOURG              Banque et Caisse d'Epargne de l'Etat
MALAYSIA                HongKong Bank Malaysia Berhad
MALI                    Societe Generale de Banques en Cote d'Ivoire
MALTA                   HSBC Bank Malta p.l.c.
MAURITIUS               HSBC
MEXICO                  Banco Nacional de Mexico
MOROCCO                 Banque Commerciale du Maroc
NAMIBIA                 Stanbic Bank Namibia Limited
NASDAQ EUROPE           Banque Bruxelles Lambert
NETHERLANDS             Fortis Bank (Nederland) N.V.
NEW ZEALAND             National Australia Bank Ltd. (National Nominees Ltd.)
NIGER                   Societe Generale de Banques en Cote d'Ivoire
NIGERIA                 Stanbic Merchant Bank Nigeria Limited
NORWAY                  Den norske Bank ASA
OMAN                    HSBC Bank Middle East
PAKISTAN                Standard Chartered Bank
PALESTINIAN
AUTONOMOUS AREA         HSBC Bank Middle East
PANAMA                  BankBoston, N.A.
PERU                    Citibank, N.A.
PHILIPPINES             HSBC
POLAND                  Bank Handlowy W Warszawie S.A.
PORTUGAL                Banco Comercial Portugues
QATAR                   HSBC Bank Middle East
ROMANIA                 ING Bank
                        Vneshtorgbank (Min Fin Bonds only)/
                        Credit Suisse First Boston AO
SENEGAL                 Societe Generale de Banques en Cote d'Ivoire
SINGAPORE               United Overseas Bank Limited/
                        The Development Bank of Singapore Ltd.
SLOVAK REPUBLIC         Ceskoslovenska Obchodni Banka, a.s.
SLOVENIA                Bank Austria Creditanstalt d.d. Ljubljana
SOUTH AFRICA            Societe Generale, Johannesburg/
                        The Standard Bank of South Africa Limited
SOUTH KOREA             Standard Chartered Bank
SPAIN                   Banco Bilbao Vizcaya Argentaria S.A. (BBVA) /
                        Banco Santander Central Hispano (BSCH)
SRI LANKA               Standard Chartered Bank
SWAZILAND               Standard Bank Swaziland Ltd.
SWEDEN                  Skandinaviska Enskilda Banken
SWITZERLAND             Credit Suisse First Boston
TAIWAN                  HSBC
THAILAND                Standard Chartered Bank/
                        Bangkok Bank Public Company Limited
TOGO                    Societe Generale de Banques en Cote d'Ivoire
TRINIDAD & TOBAGO       Republic Bank Limited
TUNISIA                 Banque Internationale Arabe de Tunisie
TURKEY                  Osmanli Bankasi A.S. (Ottoman Bank)
UNITED ARAB EMIRATES    HSBC Bank Middle fEast, Dubai
UKRAINE                 ING Bank
                        The Bank of New York /
UNITED KINGDOM          The Depository & Clearing Centre (DCC)
UNITED STATES           The Bank of New York
URUGUAY                 BankBoston, N.A.
VENEZUELA               Citibank, N.A.
VIETNAM                 HSBC
ZAMBIA                  Barclays Bank of Zambia Ltd.
ZIMBABWE                Barclays Bank of Zimbabwe Ltd.